Exhibit 99.1

sunation ENERGY ANNOUNCES 2025 SECOND QUARTER RESULTS AND
REITERATES full year FINANCIAL GUIDANCE

FY 2025 Total Sales Expected to Rise 14% - 23% from FY 2024 with Positive Adjusted EBITDA

Q2 2025 Select Highlights

●	Gross Margin Expanded to 37%

●	Total Debt Declined by $11.7 Million, a 61% Improvement from December 31, 2024

●	Residential Backlog at June 30, 2025 Increased to $27.1 Million from December 31, 2024 and Rose to $35.6 Million at July 31, 2025

RONKONKOMA, NY – August 18, 2025 – SUNation Energy, Inc. (Nasdaq: SUNE) (the “Company”), a leading provider of sustainable solar energy and backup power to households, businesses, municipalities, and for servicing existing systems, today announced financial results for the second quarter ended June 30, 2025 (“Q2 2025”) and reiterated full year financial guidance for total sales and Adjusted EBITDA.

“In 2024, Jim Brennan and I assumed the leadership of SUNation. With the support of an amazing team, we created and implemented a series of initiatives that have strengthened our operations, reduced costs, eliminated significant debt, and enhanced efficiencies,” said Scott Maskin, Chief Executive Officer. “The passage of the One Big Beautiful Bill Act (“OBBBA”) in July represented a major policy reversal for our industry; however, our success in improving our operations has prepared us to adjust to and, we believe, prosper in, this new environment. While uncertainty remains, we believe that the long-term outlook for solar is strong given its compelling value proposition, environmental benefits, and support of energy independence. SUNation is well positioned to capitalize on the opportunities that lie ahead and we are committed to delivering a best-in-class customer experience.”

Mr. Maskin continued, “Demand for residential solar in our primary markets of New York and Hawaii has increased considerably since the passage of the OBBBA. Consumers in these regions – which happen to be two of the most expensive electricity markets in the country – are being driven by a heightened sense of urgency to install new systems before the December 31, 2025 deadline to be eligible for the Section 25D tax credit. This has resulted in a significant increase in new residential business that we expect will be completed by the end of the year. Our Commercial business is also picking up with project backlog extending in 2026. We are diversifying our business model to create new revenue streams, continuing to pursue select acquisitions and partnership agreements, and pivoting towards leasing and third party owned systems in New York and Hawaii, where solar demand is expected to persist due to utility structure and high electricity costs.”

James Brennan, SUNation’s Chief Financial Officer, said, “The benefits from our restructuring and debt reduction initiatives had a pronounced positive effect on second quarter financial results. We increased gross margin, reduced SG&A expenses, and improved our Adjusted EBITDA loss. We also further improved our financial position; cash at quarter end rose nearly four-fold from December 31, 2024 and we reduced our debt by $11.7 million from December 31, 2024. These improvements in combination with a robust project backlog are expected to drive strong second half performance and give us great confidence in our ability to meet our full year financial guidance.”

Q2 2025 Financial Results Overview

Comparisons are to the second quarter ended June 30, 2024 (“Q2 2024”) unless otherwise noted

●	Total sales were $13.1 million compared to $13.5 million, driven by higher sales at SUNation NY, partially offset by sales declines at Hawaii Energy Connection (“HEC”) and service revenue.

●	Consolidated gross profit improved to $4.8 million, or 37.0% of sales, from gross profit of $4.8 million, or 35.4% of sales, driven by higher gross profit at SUNation NY partially offset by a smaller decline in gross profit at HEC.

●	SG&A expenses improved to $6.4 million from $6.6 million, the result of cost optimization and efficiency measures implemented in 2024 and 2025.

●	Net loss was $(9.6) million compared to $(6.9) million. However, net loss in Q2 2025 included a $(7.5) million non-cash charge related to fair value remeasurement of warrant liability compared to $(3.3) million in Q2 2024 and $(0.6) million in financing fees.

●	Adjusted EBITDA loss improved to $(1.0) million from $(1.7) million.

●	Residential backlog improved to $27.1 million at June 30, 2025 from $26.9 million at December 31, 2024; at July 31, 2025, residential backlog further increased to $35.6 million.

●	Commercial backlog was $0.9 million at June 30, 2025 and $4.2 million at July 31, 2025.

Financial Condition at June 30, 2025

●	Cash and cash equivalents improved to $3.2 million from $0.8 million at December 31, 2024. Restricted cash and equivalents was stable at $0.3 million.

●	Total debt, which includes earnout consideration of $0.5 million, improved 61% to $7.5 million from $19.1 million at December 31, 2024.

●	Accounts payable improved to $6.4 million from $8.0 million at December 31, 2024.

●	Inventories improved to $2.3 million from $2.7 million at December 31, 2024.

●	Current liabilities improved to $12.8 million from $27.2 million at December 31, 2024

●	Stockholders’ equity improved to $22.1 million from $8.5 million at December 31, 2024.

As previously announced, during Q2 2025 the Company terminated all of the outstanding Series A Common Stock Purchase Warrants (“Series A Warrants”) issued in connection with a previously announced Registered Direct Offering. The transaction eliminated the potential dilution created by the Series A Warrants by ensuring that up to 652,174 shares of stock underlying those warrants will no longer be able to enter the market.

Mr. Brennan commented, “The termination of these warrants allowed us to deploy our cash in a way that delivered meaning value to our shareholders by removing a significant source of potential dilution and simplifying our capital structure.”

REITERATES 2025 FINANCIAL GUIDANCE

Based on current business conditions and estimated outlook, the Company is reiterating its previously issued financial guidance for the full year ending December 31, 2025:

●	Total sales are expected to rise to $65 million to $70 million, a projected increase of between 14% and 23% from total sales of $56.9 million in 2024.

●	Adjusted EBITDA is expected to improve to $0.5 million to $0.7 million from an Adjusted EBITDA loss in 2024.

Guidance for full year 2025 is based on the Company’s current views, beliefs, estimates and assumptions. It does not include any potential impact related to, among numerous other potential events that are largely out of our control, such as current or future tariffs, global disruptions, broader industry dynamics, and legislative policy changes, which the Company is unable to predict at this time. All financial expectations are forward-looking, and actual results may differ materially from such expectations, as further discussed below under the heading “Forward-Looking Statements.”

We are not able to provide a reconciliation of Adjusted EBITDA guidance for full year 2025 to net profit (loss), the most directly comparable GAAP financial measure, because certain items that are excluded from Adjusted EBITDA but included in net profit (loss) cannot be predicted on a forward-looking basis without unreasonable effort or are not within our control.

Q2 2025 CONFERENCE CALL

Management will host a conference call on Tuesday, August 19, 2025 at 9:00 am ET. Interested parties may participate in the call by dialing:

●	Domestic: (800) 715-9871

●	International: (646) 307-1963

●	Passcode: 2227965

The conference call will also be accessible via the Investor Relations section of the Company’s web site at https://ir.sunation.com/news-events or via this link: https://edge.media-server.com/mmc/p/w68i8uua.

About SUNation Energy, Inc.

SUNation Energy, Inc. is focused on growing leading local and regional solar, storage, and energy services companies nationwide. Our vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage. Our portfolio of brands (SUNation, Hawaii Energy Connection, E-Gear) provide homeowners and businesses of all sizes with an end-to-end product offering spanning solar, battery storage, and grid services. SUNation Energy, Inc.’s largest markets include New York, Florida, and Hawaii, and the company operates in three (3) states.

Forward Looking Statements

Our prospects here at SUNation Energy Inc. are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company’s filings with the SEC which can be found on the SEC’s website at www.sec.gov.

Contacts:

Scott Maskin Chief Executive Officer +1 (631) 350-9340 smaskin@sunation.com SUNation Energy Investor Relations IR@sunation.com

SUNATION ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30	December 31
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,186,757	$839,268
Restricted cash and cash equivalents	286,630	312,080
Trade accounts receivable, less allowance for credit losses of $215,738 and $240,817, respectively	3,298,944	4,881,094
Inventories, net	2,321,966	2,707,643
Prepaid income taxes	15,776	—
Related party receivables	23,039	23,471
Prepaid expenses	1,028,996	1,587,464
Costs and estimated earnings in excess of billings	604,077	560,648
Other current assets	185,227	198,717
TOTAL CURRENT ASSETS	10,951,412	11,110,385
PROPERTY, PLANT AND EQUIPMENT, net	1,107,372	1,238,898
OTHER ASSETS:
Goodwill	17,443,869	17,443,869
Operating lease right of use asset	3,513,114	3,686,747
Intangible assets, net	11,102,083	12,220,833
Other assets, net	12,000	12,000
TOTAL OTHER ASSETS	32,071,066	33,363,449
TOTAL ASSETS	$44,129,850	$45,712,732
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,406,277	$8,032,769
Accrued compensation and benefits	687,464	796,815
Operating lease liability	327,454	321,860
Accrued warranty	190,411	350,013
Other accrued liabilities	1,318,915	1,055,995
Accrued loss contingencies	—	1,300,000
Income taxes payable	—	5,071
Refundable customer deposits	1,533,688	1,870,173
Billings in excess of costs and estimated earnings	421,474	444,310
Contingent value rights	286,630	312,080
Earnout consideration	104,167	2,500,000
Current portion of loans payable	330,112	3,139,113
Current portion of loans payable - related party	1,203,401	6,951,563
Embedded derivative liability	—	82,281
TOTAL CURRENT LIABILITIES	12,809,993	27,162,043
LONG-TERM LIABILITIES:
Loans payable and related interest	1,172,996	6,531,650
Loans payable and related interest - related party	4,328,137	—
Operating lease liability	3,308,028	3,471,623
Earnout consideration	408,654	—
TOTAL LONG-TERM LIABILITIES	9,217,815	10,003,273
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Series A Convertible preferred stock, par value $1.00 per share; 3,000,000 shares authorized; no shares issued and outstanding, respectively	—	—
Series B preferred stock, par value $1.00 per share; 3,000,000 shares authorized; no shares issued and outstanding, respectively	—	—
Series D preferred stock, par value $1.00 per share; 3,000,000 shares authorized; 1 and no shares issued and outstanding, respectively	—	—
Common stock, par value $0.05 per share; 125,000 shares authorized; 3,406,614 and 9,343 shares issued and outstanding, respectively(1)	170,331	467
Additional paid-in capital(1)	77,934,604	51,445,995
Accumulated deficit	(56,002,893)	(42,899,046)
TOTAL STOCKHOLDERS’ EQUITY	22,102,042	8,547,416
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,129,850	$45,712,732

(1)	Prior period results have been adjusted to reflect the reverse stock split of the common stock at a ratio of 1-for-200 that became effective April 21, 2025, the reverse stock split of the common stock at a ratio of 1-for-50 that became effective October 17, 2024 and the reverse stock split of the common stock at a ratio of 1-for-15 that became effective June 12, 2024.

SUNATION ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
Sales	$13,064,254	$13,549,420	$25,700,892	$26,768,617
Cost of sales	8,224,737	8,757,066	16,430,050	17,170,815
Gross profit	4,839,517	4,792,354	9,270,842	9,597,802
Operating expenses:
Selling, general and administrative expenses	6,443,729	6,558,923	12,483,027	13,187,950
Amortization expense	559,375	709,375	1,118,750	1,418,750
Fair value remeasurement of SUNation earnout consideration	—	(450,000)	—	(800,000)
Total operating expenses	7,003,104	6,818,298	13,601,777	13,806,700
Operating loss	(2,163,587)	(2,025,944)	(4,330,935)	(4,208,898)
Other (expense) income:
Investment and other income	27,661	27,325	75,826	73,166
Gain on sale of assets	—	—	—	6,118
Fair value remeasurement of warrant liability	(7,531,044)	(3,267,571)	(7,531,044)	461,022
Fair value remeasurement of embedded derivative liability	—	(1,055,600)	—	(1,055,600)
Fair value remeasurement of contingent forward contract	789,588	—	899,080	—
Fair value remeasurement of contingent value rights	6,271	116,775	25,450	492,860
Financing fees	(559,938)	—	(1,136,532)	—
Interest expense	(162,130)	(735,633)	(733,370)	(1,500,503)
Loss on debt extinguishment	—	—	(343,471)	—
Other (expense) income, net	(7,429,592)	(4,914,704)	(8,744,061)	(1,522,937)
Net loss before income taxes	(9,593,179)	(6,940,648)	(13,074,996)	(5,731,835)
Income tax expense	14,236	(6,633)	28,851	(471)
Net loss	(9,607,415)	(6,934,015)	(13,103,847)	(5,731,364)

Deemed dividend on extinguishment of Convertible Preferred Stock	—	—	—	(751,125)
Deemed dividend on modification of PIPE Warrants	—	—	—	(10,571,514)
Net loss attributable to common shareholders	$(9,607,415)	$(6,934,015)	$(13,103,847)	$(17,054,003)

Basic net loss per share(1)	$(3.14)	$(11,022.91)	$(8.42)	$(38,216.49)
Diluted net loss per share(1)	$(3.14)	$(11,022.91)	(8.42)	(38,216.49)

Weighted Average Basic Shares Outstanding(1)	3,063,743	629	1,556,627	446
Weighted Average Dilutive Shares Outstanding(1)	3,063,743	629	1,556,627	446

(1)	Prior period results have been adjusted to reflect the reverse stock split of the common stock at a ratio of 1-for-200 that became effective April 21, 2025, the reverse stock split of the common stock at a ratio of 1-for-50 that became effective October 17, 2024 and the reverse stock split of the common stock at a ratio of 1-for-15 that became effective June 12, 2024.

Non-GAAP Financial Measures

This press release also includes non-GAAP financial measures that differ from financial measures calculated in accordance with United States generally accepted accounting principles (“GAAP”). Adjusted EBITDA is a non-GAAP financial measure provided in this release, and is net (loss) income calculated in accordance with GAAP, adjusted for interest, income taxes, depreciation, amortization, stock compensation, gain on sale of assets, financing fees, loss on debt remeasurement, and non-cash fair value remeasurement adjustments as detailed in the reconciliations presented below in this press release.

These non-GAAP financial measures are presented because the Company believes they are useful indicators of its operating performance. Management uses these measures principally as measures of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating plan and financial projections. The Company believes these measures are useful to investors as supplemental information and because they are frequently used by analysts, investors, and other interested parties to evaluate companies in its industry. The Company also believes these non-GAAP financial measures are useful to its management and investors as a measure of comparative operating performance from period to period.

The non-GAAP financial measures presented in this release should not be considered as an alternative to, or superior to, their respective GAAP financial measures, as measures of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and they should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, these measures do not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating non-GAAP financial measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using non-GAAP financial measures on a supplemental basis. The Company’s definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

SUNATION ENERGY, INC.

RECONCILIATION OF GAAP NET (LOSS) INCOME TO ADJUSTED EBITDA

	Three Months Ended June 30		Six Month Ended June 30
	2025	2024	2025	2024
Net Income (Loss)	$(9,607,415)	$(6,934,015)	$(13,103,847)	$(5,731,364)
Interest expense	162,130	735,633	733,370	1,500,503
Interest income	(14,238)	(18,567)	(17,400)	(40,122)
Income taxes	14,236	(6,633)	28,851	(471)
Depreciation	66,054	77,397	133,994	169,814
Amortization	559,375	709,375	1,118,750	1,418,750
Stock compensation	22,461	(11,583)	53,276	185,723
Earnout consideration compensation	512,821	—	512,821	—
Gain on sale of assets	—	—	—	(6,118)
FV remeasurement of contingent value rights	(6,271)	(116,775)	(25,450)	(492,860)
FV remeasurement of earnout consideration	—	(450,000)	—	(800,000)
FV remeasurement of warrant liability	7,531,044	3,267,571	7,531,044	(461,022)
FV remeasurement of contingent forward contract	(789,588)	—	(899,080)	—
FV remeasurement of embedded derivative liability	—	1,055,600	—	1,055,600
Financing fees	559,938	—	1,136,532	—
Loss on debt remeasurement	—	—	343,471	—
Adjusted EBITDA	$(989,453)	$(1,691,997)	$(2,453,668)	$(3,201,567)